AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER, dated June 25, 1998 (this "Agreement"), is among United National Bancorp, a corporation chartered under the laws of the State of New Jersey ("United"), United National Bank, a national banking association and subsidiary of United ("UNB"), and State Bank of South Orange, a commercial bank chartered under the laws of the State of New Jersey ("SBSO").

                  WHEREAS, United and UNB desire to acquire SBSO and SBSO's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition described herein is in the best interests of SBSO and its stockholders, the Boards of Directors of SBSO, United and UNB have each duly adopted and approved this Agreement and the Board of Directors of SBSO has directed that it be submitted to its shareholders for approval; and

                  WHEREAS, the acquisition will be accomplished by merging SBSO into UNB with UNB as the surviving bank, and SBSO shareholders receiving the consideration hereinafter set forth; and

                  WHEREAS, simultaneously with the execution of this Agreement, SBSO has executed and delivered to United a stock option agreement (the "Stock Option Agreement") pursuant to which SBSO is issuing an option to United to purchase certain shares of the authorized and unissued SBSO Common Stock (as hereafter defined), subject to the terms and conditions set forth in the Stock Option Agreement (the "United Stock Option").

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

                  1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.6), SBSO shall be merged with and into UNB under the charter of UNB (the "Merger") in accordance with the National Bank Act and the New Jersey Banking Act of 1948, as amended, and UNB shall be the surviving bank (the "Surviving Bank").

                  1.2. Effect of the Merger. At the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of SBSO and UNB and thereupon and thereafter, all the property, rights, powers and franchises of each of SBSO and UNB shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of SBSO and UNB and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank.

                  1.3. Articles of Association. The Articles of Association of UNB as they exist immediately prior to the Effective Time shall continue as the Articles of Association of the Surviving Bank, as set forth in Schedule 1.3 hereto, until otherwise amended as provided by law; provided however, that UNB shall have the right, between the date hereof and the Closing, to amend its Articles of Association in a manner that will not adversely affect the shareholders of SBSO and upon the acceptance of such amendment by the Office of the Comptroller of the Currency (the "OCC"), the Articles of Association of UNB as so amended shall be substituted for Schedule 1.3.

                  1.4. Bylaws. The Bylaws of UNB as they exist immediately prior to the Effective Time shall continue as the Bylaws of the Surviving Bank until otherwise amended as provided by law.

                  1.5. Directors and Officers. The directors and officers of UNB as of the Effective Time shall continue as the directors and officers of the Surviving Bank.

                  1.6. Effective Time and Closing. The Merger shall become effective (and be consummated) at the date and time (the "Effective Time") specified in a notice to the OCC (the "OCC Notice") which will be filed by UNB with the approval of SBSO, which approval shall not be unreasonably withheld or delayed, such filing to occur immediately after the "Closing" (as hereinafter defined) is consummated. A closing (the "Closing") shall take place at 10:00 a.m., on a day mutually agreed to by United and SBSO within ten (10) business days following the "Determination Date" (as hereinafter defined), at the office of Pitney, Hardin, Kipp & Szuch, Florham Park, New Jersey, or at such other place, time or date as UNB and SBSO may mutually agree upon. The OCC Notice shall specify as the Effective Time the close of business on the date of the Closing unless a different Effective Time is agreed to by UNB and SBSO. The "Determination Date" shall mean the first date on which all necessary regulatory and governmental approvals and consents have been received, all statutory waiting periods in respect thereof have expired, and all other conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived.

                  1.7. Capital Stock. As of March 31, 1998, UNB had capital of $7,830,007.50, divided into 3,132,003 shares of common stock, each of $2.50 par value, $64,299,000 of surplus, and undivided profits of $53,634,000. As of March 31, 1998, SBSO had capital of $3,197,875, divided into 639,575 shares of common stock, each of $5.00 par value, $1,802,355 of surplus, and $968,975 of undivided profits. At the Effective Time, the amount of capital stock of UNB shall be $11,027,882.50, divided into 4,411,153 shares of common stock, each of $2.50 par value, and UNB shall have a surplus of $66,101,355 and undivided profits, including capital reserves, which when combined with the capital and surplus will be equal to the combined capital structures of UNB and SBSO as stated in the preceding two sentences, adjusted however, for earnings and expenses and dividends declared and paid by UNB and SBSO between March 31, 1998 and the Effective Time.

                                   ARTICLE II

                 CONVERSION OF STATE BANK OF SOUTH ORANGE SHARES

                  2.1. Conversion of SBSO Common Stock. Each share of common stock, par value $5.00 per share, of SBSO ("SBSO Common Stock"), issued and outstanding immediately prior to the Effective Time (other than shares of SBSO Common Stock retired pursuant to Section 2.5 and Dissenting Shares as defined in
Section 2.3) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted at the Effective Time as follows:

                  (a) Exchange Ratio. Subject to the provisions of this Section 2.1, each share of SBSO Common Stock issued and outstanding immediately prior to the Effective Time (excluding shares of SBSO Common Stock retired pursuant to
Section 2.5 and Dissenting Shares) shall be converted at the Effective Time into the right to receive 1.245 shares (the "Exchange Ratio") of common stock, $1.25 par value, of United ("United Common Stock").

                  (b) Fractional Shares; Average Closing Price. No fractional shares of United Common Stock shall be issued pursuant to the Merger, and, in lieu thereof, a cash payment shall be made based on the average of the "Closing Prices" (as hereinafter defined) of United Common Stock during the first 10 of the 15 consecutive trading days immediately preceding the date of the Closing (the "Average Closing Price of United Common Stock"). The "Closing Price" on any trading day shall mean the closing price of United Common Stock on such day as supplied by the Nasdaq Stock Market, National Market System ("NASDAQ/NMS") and published in The Wall Street Journal. A "trading day" shall mean any business day on which United Common Stock is actually traded on NASDAQ/NMS.

                  (c) Capital Changes. If between the date of this Agreement and the Effective Time the outstanding shares of United Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares.

                  (d) Cancellation of SBSO Certificates. After the Effective Time, each such share of SBSO Common Stock shall no longer be outstanding and shall automatically be cancelled, and each of the certificates (the "Certificates") previously evidencing any such shares of SBSO Common Stock outstanding immediately prior to the Effective Time (other than shares of SBSO Common Stock retired pursuant to Section 2.5 and Dissenting Shares) shall thereafter represent the right to receive the consideration described in Sections 2.1(a) and 2.1(b) hereof. After the Effective Time, the holders of the Certificates shall cease to have any rights with respect to such shares of SBSO Common Stock except as otherwise provided herein or by law. The Certificates shall be exchanged for certificates evidencing shares of United Common Stock issued pursuant to this Article II, upon the surrender of such Certificates in accordance with this Article II.

                  2.2.  Exchange of Shares.

                  (a) SBSO and United agree to appoint The Bank of New York, or such other bank as United (with the consent of SBSO, which consent shall not be unreasonably withheld) shall designate, as the Exchange Agent (the "Exchange Agent") for purposes of effecting the conversion of SBSO Common Stock described herein. All fees and expenses of the Exchange Agent shall be paid by United. At the Effective Time, United shall deposit with the Exchange Agent, for the benefit of the holders of SBSO Common Stock, the consideration to be furnished to such holders pursuant to Section 2.1 hereof. As soon as practicable after the Effective Time, the Exchange Agent shall mail, to each holder of record (a "Record Holder") of shares of SBSO Common Stock outstanding immediately prior to the Effective Time, a letter of transmittal (which shall specify that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for United Common Stock (and cash in lieu of fractional shares). Such letter of transmittal and instructions shall be in the form and substance of a letter of transmittal and instructions which shall have been submitted to, and approved by, SBSO prior to the Effective Time. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Record Holder shall be entitled to promptly receive in exchange for such Certificate the consideration as provided in Section 2.1 hereof and the Certificates so surrendered shall be cancelled. The Exchange Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificate for exchange or, in lieu thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by United. Notwithstanding the time of surrender of the Certificates, Record Holders (other than holders of Dissenting Shares, as such term is defined in Section 2.3) shall be deemed shareholders of United for all purposes from the Effective Time, except that United shall withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for United Common Stock. Such Record Holder shall receive such withheld dividends, without interest, upon effecting the share exchange.

                  (b) After the Effective Time, there shall be no transfers on the stock transfer books of SBSO of the shares of SBSO Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the consideration as provided in Section 2.1 hereof.

                  (c) If payment of the consideration as provided in Section 2.1 hereof is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  2.3. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any holder of SBSO Common Stock shall have the right to dissent in the manner provided in the National Bank Act, 12 U.S.C. Section 215a, and if all necessary requirements of the National Bank Act are met, such shares shall be entitled to payment in cash from UNB of the fair value of such shares as determined in accordance with the National Bank Act. All shares of SBSO Common Stock as to which the holder properly exercises dissenters' rights in accordance with the National Bank Act shall constitute "Dissenting Shares" unless and until such rights are waived by the party initially seeking to exercise such rights.

                  2.4 UNB Common Stock. The shares of common stock of UNB outstanding immediately prior to the Effective Time shall not be affected by the Merger but shall be the same number of shares of the Surviving Bank.

                  2.5 Certain SBSO Shares Retired. Each share of SBSO Common Stock that is either (a) owned by United or any direct or indirect wholly-owned subsidiary of United (other than shares held in trust accounts, managed accounts or in any similar manner as trustee or in a fiduciary capacity and shares held as collateral or in lieu of a debt previously contracted) or (b) held in the treasury of SBSO shall be cancelled and retired at the Effective Time and no capital stock of United, cash or other consideration shall be paid or delivered in exchange therefor.

                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF STATE BANK OF SOUTH ORANGE

                  References herein to the "SBSO Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof, by SBSO to United and UNB. SBSO hereby represents and warrants to United and UNB as follows:

                  3.1.  Organization.

                  (a) SBSO is a New Jersey banking corporation whose deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law. SBSO is duly organized, validly existing and in good standing under the laws of the State of New Jersey. SBSO has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of SBSO. The SBSO Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws of SBSO as in effect on the date hereof.

                  (b) SBSO has only one "Subsidiary" (as hereinafter defined), which Subsidiary is identified in the SBSO Disclosure Schedule. The SBSO Subsidiary is now, and at all times since its formation has been, inactive, and SBSO has not previously had any active Subsidiaries. The term "Subsidiary", when used in this Agreement with respect to SBSO, means any corporation, joint venture, association, partnership, trust or other entity in which SBSO has, directly or indirectly, at least a 50 percent interest or acts as a general partner. Except as set forth in the SBSO Disclosure Schedule, SBSO does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except real estate used for its banking premises and real estate in foreclosure.

                  3.2. Capitalization. The authorized capital stock of SBSO consists of 800,000 shares of SBSO Common Stock. As of the date hereof, there were 639,575 shares of SBSO Common Stock issued and outstanding and no shares of SBSO Common Stock held in the treasury. As of the date hereof, there were no shares of SBSO Common Stock issuable upon exercise of outstanding options granted pursuant to any SBSO stock option plan. All issued and outstanding shares of SBSO Common Stock have been duly authorized and validly issued, and are fully paid and no assessment has been made on such shares. The authorized but unissued shares of SBSO Common Stock are not subject to pre-emptive rights. Except for the United Stock Option, SBSO does not have, nor is it bound by, any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of SBSO or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.

                  3.3.  Authority; No Violation.

                  (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of SBSO, and subject to the parties obtaining all necessary regulatory approvals, SBSO has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of SBSO. Except for the consents and approvals described in paragraph (b) below, no other corporate proceedings on the part of SBSO are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SBSO and constitutes the valid and binding obligation of SBSO, enforceable against SBSO in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of New Jersey state-chartered banks, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                  (b) Neither the execution and delivery of this Agreement by SBSO, nor the consummation by SBSO of the transactions contemplated hereby in accordance with the terms hereof, or compliance by SBSO with any of the terms or provisions hereof, will (i) violate any provision of SBSO's Certificate of Incorporation or other governing instrument or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SBSO or any of its properties or assets, or (iii) except as set forth in the SBSO Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SBSO under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which SBSO is a party, or by which it or any of its properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of SBSO, or the ability of SBSO to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the FDIC, the Commissioner of Banking of the State of New Jersey (the "Commissioner"), and the stockholders of SBSO, no consents or approvals of or filings or registrations with or notices to any public body or authority are necessary on behalf of SBSO in connection with
(x) the execution and delivery by SBSO of this Agreement and (y) the consummation by SBSO of the transactions contemplated hereby.

                  3.4.  Financial Statements.

                  (a) The SBSO  Disclosure  Schedule  sets  forth  copies of the statements of condition of SBSO as of December 31, 1996 and 1997, and the related statements of income, stockholders' equity and cash flows for the periods ended December 31 in each of the three years 1995 through 1997 (the "SBSO Audited Statements"), in each case accompanied by the audit report of Arthur Andersen, LLP, independent public accountants with respect to SBSO, and the unaudited statement of condition as of March 31, 1998 and the related unaudited statement of income of SBSO for the three months ended March 31, 1998, as filed with the FDIC (the "SBSO Unaudited Statements" and, collectively with the SBSO Audited Statements, the "SBSO Financial Statements"). The SBSO Audited Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved. The SBSO Unaudited Statements have been prepared in accordance with FDIC accounting requirements ("RAP") applicable to such statements consistently applied during the periods involved (except for the notes associated with such unaudited statements, which notes are not required by
RAP). The SBSO Financial Statements fairly present the financial condition of SBSO as of the respective dates set forth therein and fairly present the results of the operations, and with respect to the SBSO Audited Statements the stockholders' equity and cash flows, of SBSO for the respective periods set forth therein.

                  (b) The  books  and  records  of SBSO  have been and are being
maintained  in  material   compliance  with  applicable   legal  and  accounting
requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the SBSO Audited Statements (including the notes thereto), as of December 31, 1997 SBSO did not have any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of SBSO and which are required by GAAP to be disclosed in the SBSO Audited Statements. Except as and to the extent reflected, disclosed or reserved against in the SBSO Unaudited Statements
(including the notes thereto), as of March 31, 1998 SBSO did not have any liabilities, whether absolute, accrued, contingent or otherwise, which are material to the business, operations, assets or financial condition of SBSO and which are required by RAP to be disclosed in the SBSO Unaudited Statements. Since March 31, 1998 and to the date hereof, SBSO has not incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice or except as specifically contemplated by this Agreement.

                  3.5. Financial Advisor; Broker's and Other Fees. SBSO has retained Ryan, Beck & Co., Inc. ("Ryan Beck") to render a fairness opinion in connection with the Merger. Ryan Beck has rendered its fairness opinion on the date hereof. Except for Ryan Beck, neither SBSO nor any of its directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. Except as set forth in the SBSO Disclosure Schedule, there are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by SBSO.

                  3.6.  Absence of Certain Changes or Events.

                  (a) Except as set forth in the SBSO Disclosure Schedule, there has not been any material adverse change in the business, operations, assets or financial condition of SBSO since March 31, 1998 (including without limitation a material adverse change arising from the institution of Legal Proceedings (as defined in Section 3.7) or the occurrence of a default as described in Section 3.13(c)), and to SBSO's knowledge, no facts or conditions exist (other than regional or national economic conditions which affect financial institutions generally) which are reasonably likely to cause such a material adverse change in the future.

                  (b) Except for the negotiation of the transactions contemplated by this Agreement or as otherwise set forth in the SBSO Disclosure Schedule, SBSO has not taken or permitted any of the actions set forth in
Section 5.2 hereof between March 31, 1998 and the date hereof and SBSO has conducted its business only in the ordinary course, consistent with past practice.

                  3.7. Legal Proceedings. Except as disclosed in the SBSO Disclosure Schedule, as of the date of this Agreement SBSO is not a party to any, and there are no pending or, to SBSO's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature ("Legal Proceedings") against SBSO or against any present or former SBSO officer or director in their capacity as a SBSO officer or director which are material to SBSO. Except as disclosed in the SBSO Disclosure Schedule, as of the date of this Agreement SBSO is not a party to any material order, judgment or decree entered against SBSO in any lawsuit or proceeding.

                  3.8.  Taxes and Tax Returns.

                  (a) SBSO has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by it in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. SBSO has established (and until the Effective Time will establish) on its books and records reserves that it reasonably believes are adequate for the payment of all federal, state and local taxes not yet due and payable, but are anticipated to be incurred in respect of SBSO through the Effective Time. Except as set forth in the SBSO Disclosure Schedule, the federal income tax returns of SBSO have been examined by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the SBSO Disclosure Schedule, the applicable state income tax returns of SBSO have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the knowledge of SBSO, there are no audits or other administrative or court proceedings presently pending, or claims asserted, for taxes or assessments upon SBSO nor has SBSO given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax Returns.

                  (b) Except as set forth in the SBSO Disclosure Schedule,  SBSO
(i) has not requested any extension of time within which to file any tax Return which Return has not since been filed, (ii) is not a party to any agreement providing for the allocation or sharing of taxes, (iii) is not required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by SBSO (nor does SBSO have any knowledge that the IRS has proposed any such adjustment or change of accounting method) and
(iv) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

                  3.9.  Employee Benefit Plans.

                  (a) Except as disclosed in the SBSO Disclosure Schedule, SBSO does not maintain or contribute to any "employee pension benefit plan", within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (the "SBSO Pension Plans"), "employee welfare benefit plan", within the meaning of Section 3(1) of ERISA (the "SBSO Welfare Plans"), or any stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. SBSO has not, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA. None of the SBSO Pension Plans are subject to Title IV of ERISA, nor has SBSO sponsored an SBSO Pension Plan that was subject to Title IV of ERISA within six years from the date hereof.

                  (b) SBSO has delivered to United in the SBSO Disclosure Schedule a complete and accurate copy of each of the following with respect to each of the SBSO Pension Plans and SBSO Welfare Plans: (i) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any;
(iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.

                  (c) All contributions required to be made to each SBSO Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of SBSO which have not been paid have been properly recorded on the books of SBSO.

                  (d) Except as disclosed on the SBSO Disclosure Schedule, each of the SBSO Pension Plans, the SBSO Welfare Plans and each other plan and arrangement identified on the SBSO Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, regulations, rulings and announcements promulgated or issued thereunder, and other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter, which takes into account the Tax Reform Act of 1986 and subsequent legislation, with respect to each of the SBSO Pension Plans that are intended to satisfy the requirements of Section 401(a) and/or (k) of the Code, and SBSO is not aware of any fact or circumstance which would disqualify any such plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).

                  (e) To the knowledge of SBSO, within the past two plan years, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any of the SBSO Welfare Plans or SBSO Pension Plans.

                  (f) No SBSO Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the SBSO Pension Plans.

                  (g) There are no pending, or, to the knowledge of SBSO, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the SBSO Pension Plans or the SBSO Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the SBSO Disclosure Schedule.

                  (h) No SBSO Welfare Plan provides medical or death benefits beyond an employee's retirement or other termination of service, other than coverage mandated by law.

                  (i) Each SBSO Welfare Plan that provides  health,  life and/or
disability   benefits  is  funded  exclusively  through  insurance  policies  or contracts.

                  (j) Except as hereafter agreed to by United in writing or as disclosed on the SBSO Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of SBSO to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment, accelerate the vesting, or increase the amount, of any compensation or benefits due to any current employee or former employee under any SBSO Pension Plan or SBSO Welfare Plan.

                  3.10.  Reports.

                  (a) The SBSO Disclosure Schedule lists, and SBSO has previously delivered to United a complete copy of, each communication (other than general advertising materials and press releases) mailed by SBSO to its stockholders as a class since January 1, 1996, and each such communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

                  (b) SBSO has, since January 1, 1996, duly filed with the FDIC in correct form the Call Reports required to be filed under applicable laws and regulations, and SBSO promptly will deliver or make available to United accurate and complete copies of such reports. The SBSO Disclosure Schedule lists all examinations of SBSO conducted by either the FDIC or the New Jersey Department of Banking since January 1, 1996 and the dates of any responses thereto submitted by SBSO.

                  3.11. SBSO Information. The information relating to SBSO to be contained in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of SBSO in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby, as of the date the Proxy Statement/Prospectus is mailed to stockholders of SBSO, and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The information relating to SBSO in the Registration Statement (as defined in Section 5.6(a) hereof), as of the date of the filing thereof, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.12. Compliance with Applicable Law. Except as set forth in the SBSO Disclosure Schedule, SBSO holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to SBSO (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of SBSO) and SBSO has not received notice of violation of, nor does it know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of SBSO) of, any of the above. As of the date of this Agreement, SBSO has not received any written notice from any persons asserting that such person would object to the consummation of a merger of SBSO with United or with any other entity due to the CRA performance of or rating of SBSO.

                  3.13.  Certain Contracts.

                  (a) Except for plans referenced in Section 3.9 hereof or disclosed in the SBSO Disclosure Schedule, (i) SBSO is not a party to or bound by any contract or understanding (whether written or, to its knowledge, oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants. The SBSO Disclosure Schedule sets forth true and correct copies of all written employment agreements or termination agreements with officers, employees, directors, or consultants to which SBSO is a party.

                  (b) Except as disclosed in the SBSO Disclosure Schedule, (i) as of the date of this Agreement, SBSO is not a party to or bound by any commitment, agreement or other instrument (excluding commitments and agreements in connection with extensions of credit by SBSO) which contemplates the payment of amounts in excess of $100,000, or which otherwise is material to the operations, assets or financial condition of SBSO, (ii) no commitment, agreement or other instrument to which SBSO is a party or by which it is bound limits the freedom of SBSO to compete in any line of business or with any person, and (iii) SBSO is not a party to any collective bargaining agreement.

                  (c) As of the date of this Agreement, except as disclosed in the SBSO Disclosure Schedule, neither SBSO nor, to the knowledge of SBSO, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan agreement or other commitment or arrangement.

                  3.14.  Properties and Insurance.

                  (a) SBSO has good and, as to owned real property, if any, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in SBSO's balance sheet as of December 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1997), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of SBSO and (iv) with respect to owned real property, if any, title imperfections noted in title reports delivered to United prior to the date hereof. SBSO, as lessee, has the right under valid and subsisting leases to occupy, use, possess and control, in all material respects, all real property leased by it, as presently occupied, used, possessed and controlled by it.

                  (b) The SBSO Disclosure Schedule lists all policies of insurance and bonds covering business operations and insurable properties and assets of SBSO, all risks insured against, and the amount thereof and deductibles relating thereto. Except as set forth in the SBSO Disclosure Schedule, as of the date hereof, SBSO has not, since January 1, 1995, received any notice of cancellation or notice of a material amendment of any such insurance policy or bond and it is not in default in any material respect under such policy or bond, and, to SBSO's knowledge, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  3.15. Minute Books. The minute books of SBSO contain records which, in all material respects, accurately record all meetings and other corporate action of its stockholders and Board of Directors (including committees of its Board of Directors).

                  3.16. Environmental Matters. Except as disclosed in the SBSO Disclosure Schedule:

                  (a) SBSO has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that SBSO (either directly or as a trustee or fiduciary, or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or cleanup of any condition resulting from the violation of any law, ordinance or other governmental regulation regarding environmental matters, which correction or cleanup would be material to the business, operations, assets or financial condition of SBSO. SBSO has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by SBSO, as OREO or otherwise, or owned or controlled by SBSO as a trustee or fiduciary (collectively, "Properties"), in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of SBSO.

                  (b) SBSO has no knowledge that any of the Properties has been operated in any manner in the three years prior to the date of this Agreement that violated any applicable federal, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of SBSO.

                  (c) To the knowledge of SBSO, there are no underground storage tanks on, in or under any of the Properties and no underground storage tanks have been closed or removed from any of the Properties while the property was owned, operated or controlled by SBSO.

                  3.17. Reserves. The allowance for possible loan and lease losses in the March 31, 1998 SBSO Financial Statements was adequate at the time based upon past loan loss experiences and potential losses in the portfolio at the time to cover all known or reasonably anticipated loan losses.

                  3.18. Year 2000 Compliance. SBSO has taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by SBSO to be Year 2000 compliant in accordance with applicable regulatory guidelines, except as set forth in the SBSO Disclosure Schedule. SBSO does not expect the future cost of addressing such issues to be material. SBSO has not received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

                  3.19. Agreements with Bank Regulators. Except as disclosed in the SBSO Disclosure Schedule, SBSO is not a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, and is not subject to any order or directive by, and is not a recipient of any extraordinary supervisory letter from, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to United by SBSO prior to the date of this Agreement, nor has SBSO been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to United by SBSO prior to the date of this Agreement. SBSO is not required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to United by SBSO prior to the date of this Agreement.

                  3.20.  Disclosure.  No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF UNB AND UNITED

                  References herein to the "United Disclosure Schedule" shall mean all of the disclosure schedules required by this Article IV, dated as of the date hereof and referenced to the specific sections and subsections of
Article IV of this Agreement, which have been delivered on the date hereof by United and UNB to SBSO. United and UNB hereby represent and warrant to SBSO as follows:

                  4.1.  Corporate Organization.

                  (a) United is a corporation duly organized and validly existing and in good standing under the laws of the State of New Jersey. United has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of United or any of its Subsidiaries (defined below). United is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The United Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation of United.

                  (b) Each of the Subsidiaries of United are listed in the United Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to United means any corporation, joint venture, association, partnership, trust or other entity in which United has, directly or indirectly, at least a 50 percent interest or acts as a general partner. Each Subsidiary of United is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation. UNB is a national bank whose deposits are insured to the fullest extent permitted by law, by the Savings Association Insurance Fund of the FDIC for certain deposits, and by the Bank Insurance Fund of the FDIC for the remaining deposits. Each Subsidiary of United has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of United or any of its Subsidiaries. The United Disclosure Schedule sets forth true and complete copies of the Articles of Association and Bylaws of UNB as in effect on the date hereof.

                  4.2. Capitalization. The authorized capital stock of United consists of 16,000,000 shares of United Common Stock and 1,000,000 shares of preferred stock ("Preferred Stock"). As of March 31, 1998, there were 9,373,592 shares of United Common Stock issued and outstanding, including 94,303 treasury shares and 2,700 shares of restricted stock granted under the United National Bancorp Long-Term Stock Based Incentive Plan (the "United Option Plan") and there were no shares of Preferred Stock outstanding. Since March 31, 1998, to and including the date of this Agreement, no additional shares of United Common Stock have been issued except in connection with the exercise of options granted under the United Stock Option Plan or grants of restricted stock under the United Option Plan. As of March 31, 1998, except for 383,428 shares of United
Common Stock issuable upon exercise of outstanding stock options granted pursuant to the United Option Plan and the Non-Employee Director Stock Option Plan (the "United Director Option Plan"), there were no shares of United Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of United Common Stock, and all issued and outstanding shares of capital stock of United's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of United's Subsidiaries are owned by United free and clear of any liens, encumbrances, charges, restrictions or rights of third parties. Except for the options referred to above under the United Option Plan and the United Director Option Plan, neither United nor any of United's Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of United or United's Subsidiaries or any securities representing the right to otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares. No additional grants of awards, or exercises of outstanding awards, under the United Option Plan or United Director Option Plan, or repurchases of United Common Stock, prior to the Effective Time shall be required to be disclosed or reported to SBSO to keep the representations in this section true or correct.

                  4.3.  Authority; No Violation.

                  (a) United and UNB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of United and UNB. Except for any shareholder approval that may be required by the NASDAQ/NMS listing rules, no other corporate proceedings on the part of United and UNB are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by United and UNB and constitutes a valid and binding obligation of United and UNB, enforceable against United and UNB in accordance with its terms, except to the extent that enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of national banks or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions and except that no representation is made as to the effect or availability of equitable remedies or injunctive relief.

                  (b) Neither the execution or delivery of this Agreement nor the consummation by United and UNB of the transactions contemplated hereby in accordance with the terms hereof or compliance by United or UNB with any of the terms or provisions hereof, will (i) violate any provision of the Certificate of Incorporation, Articles of Association or other governing instrument or Bylaws of United or UNB, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to United or UNB or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of United or UNB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which United or UNB is a party, or by which United or UNB or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of United and United's Subsidiaries on a consolidated basis, or the ability of United and UNB to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC, the Commissioner, the Securities and Exchange Commission (the "SEC"), applicable state securities bureaus or commissions, and the National Association of
Securities Dealers, Inc., no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of United or UNB in connection with (a) the execution and delivery by United or UNB of this Agreement and (b) the consummation by United of the Merger and the other transactions contemplated hereby. To United's knowledge, no fact or condition exists which United has reason to believe will prevent it or UNB from obtaining the aforementioned consents and approvals within the time frame contemplated hereby.

                  4.4.  Financial Statements.

                  (a) United has previously delivered to SBSO copies of the consolidated statements of financial condition of United as of December 31, 1995, 1996 and 1997, the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31 in each of the three fiscal years 1995 through 1997, in each case accompanied by the audit report of KPMG Peat Marwick, LLP, the current independent public accountants with respect to United, or Arthur Andersen, LLP, previously the independent public accountants with respect to United, and the unaudited consolidated statements of condition of United as of March 31, 1998, and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months then ended as reported in United's Quarterly Report on Form 10-Q, filed with the SEC under the Securities and Exchange Act of 1934, as amended (the "1934 Act") (collectively, the "United Financial Statements"). The United Financial Statements (including the related notes), have been prepared in accordance with GAAP consistently applied during the periods involved (except as approved by such independent public accountants and disclosed therein), and fairly present the consolidated financial position of United and its consolidated subsidiaries as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present the results of the consolidated operations, changes in stockholders' equity and cash flows of United and its consolidated subsidiaries for the respective fiscal periods set forth therein.

                  (b) The books and  records  of United  have been and are being
maintained  in  material   compliance  with  applicable   legal  and  accounting
requirements, and reflect only actual transactions.

                  (c) Except as and to the extent reflected, disclosed or reserved against in the United Financial Statements (including the notes thereto), as of March 31, 1998 neither United nor any of its Subsidiaries had or has, as the case may be, any obligation or liability, whether absolute, accrued, contingent or otherwise, which is material to the business, operations, assets or financial condition of United or any of its Subsidiaries and which are required by GAAP to be disclosed in the United Financial Statements. Since March 31, 1998, neither United nor any of its Subsidiaries have incurred any liabilities, except in the ordinary course of business and consistent with prudent banking practice.

                  4.5. Brokerage and Other Fees. Except as set forth in the United Disclosure Schedule, neither United nor UNB nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

                  4.6. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of United and United's Subsidiaries on a consolidated basis since March 31, 1998 and to United's knowledge, no facts or conditions exist (other than regional or national economic conditions which affect financial institutions generally) which are reasonably likely to cause such a material adverse change in the future.

                  4.7. United Information. The information relating to United, this Agreement and the transactions contemplated hereby in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement/Prospectus, and up to and including the date of the meeting of stockholders of SBSO to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The information relating to United, this Agreement and the transactions contemplated hereby in the Registration Statement (as defined in Section 5.6(a) hereof), as of the date of the filing thereof, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.8. Capital Adequacy. At the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, United will have sufficient capital to satisfy all applicable regulatory capital requirements.

                  4.9. United Common Stock. At the Effective Time, the United Common Stock to be issued pursuant to the terms of Section 2.1, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through United, with no personal liability attaching to the ownership thereof.

                  4.10. Legal Proceedings. Except as disclosed in the United Disclosure Schedule, neither United nor any of its Subsidiaries is a party to any, and there are no pending or, to United's knowledge, threatened, Legal Proceedings against United or any of its Subsidiaries which, if decided adversely to United, or any of its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis. Except as disclosed in the United Disclosure Schedule, neither United nor any of United's Subsidiaries is a party to any order, judgment or decree entered against United or any such Subsidiary in any lawsuit or proceeding which would have a material adverse affect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis.

                  4.11. Taxes and Tax Returns. United and each of its Subsidiaries has duly filed (and until the Effective Time will so file) all Returns required to be filed by it in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. United and each of its Subsidiaries have established (and until the Effective Time will establish) on its books and records reserves that it reasonably believes are adequate for the payment of all federal, state and local taxes not yet due and payable, but anticipated to be incurred in respect of United and its Subsidiaries through the Effective Time. No deficiencies exist or have been asserted based upon the federal income tax returns of United and UNB. To the knowledge of United, there are no audits or other administrative or court proceedings pending, or claims asserted, for taxes or assessments upon United or any of its Subsidiaries.

                  4.12.  Employee Benefit Plans.

                  (a) United and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "United Pension Plans"), as such term is defined in Section 3 of ERISA, and "employee welfare benefit plans" (the "United Welfare Plans"), as such term is defined in Section 3 of ERISA. Since September 2, 1974, neither United nor its Subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of ERISA.

                  (b) Each of the United Pension Plans and each of the United Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

                  4.13.  Reports.

                  (a) Since January 1, 1996, United has filed all reports that it was required to file with the SEC under the 1934 Act, all of which complied in all material respects with all applicable requirements of the 1934 Act and the rules and regulations adopted thereunder. As of their respective dates, each such report, and each registration statement, proxy statement, form or other document filed by United with the SEC since January 1, 1996, including without limitation any financial statements or schedules included therein, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.

                  (b) United and UNB have, since January 1, 1996, duly filed with the SEC, OCC and the FRB in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and United, upon request, promptly will deliver or make available to SBSO accurate and complete copies of such reports.

                  4.14. Compliance with Applicable Law. United and its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority or the NASDAQ/NMS relating to United and its Subsidiaries (other than where such default or non-compliance will not result in a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis), and neither United nor any of its Subsidiaries has received notice of violation of, nor does it know of any violations (other than violations which will not, alone or in the aggregate, result in a material adverse effect on the business operations, assets or financial condition of United and its Subsidiaries on a consolidated basis) of, any of the above.

                  4.15.  Properties and Insurance.

                  (a) United and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in United's consolidated balance sheet as of December 31, 1997, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31, 1997). United and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control in all material respects, all real property leased by them as presently occupied, used, possessed and controlled by them.

                  (b) The business operations and all insurable properties and assets of United and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of United should be insured against, with such deductibles and against such risks and losses as are in the opinion of the management of United adequate for the business engaged in by United and its Subsidiaries. As of the date hereof, United has not received any notice of cancellation of or material amendment to any such insurance policy or bond and is not in default in any material respect under any such policy or bond, and, to its knowledge, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

                  4.16. Minute Books. The minute books of United and its Subsidiaries contain accurate records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                  4.17. Environmental Matters. Except as disclosed in the United Disclosure Schedule, neither United nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that United or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of United or its Subsidiaries. Except as disclosed in the United Disclosure Schedule, United has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by United or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of United and its Subsidiaries on a consolidated basis.

                  4.18. Reserves. The allowance for possible loan and lease losses in the March 31, 1998 United Financial Statements was adequate based at the time upon past loan loss experiences and potential losses in the portfolio at the time to cover all known or reasonably anticipated loan losses.

                  4.19. Year 2000 Compliance. United and the United Subsidiaries have taken all reasonable steps necessary to address the software, accounting and record keeping issues raised in order for the data processing systems used in the business conducted by United and the United Subsidiaries to be Year 2000 compliant in accordance with applicable regulatory guidelines and United does not expect the future cost of addressing such issues to be material. Neither United nor any United Subsidiary has received a rating of less than satisfactory from any bank regulatory agency with respect to Year 2000 compliance.

                  4.20 Agreements with Bank Regulators. Except as disclosed in the United Disclosure Schedule, neither United nor any United Subsidiary is a party to any agreement or memorandum of understanding with, or a party to any commitment letter, board resolution submitted to a regulatory authority or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any Governmental Entity which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, except for those the existence of which has been disclosed in writing to SBSO by United prior to the date of this Agreement, nor has United been advised by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, except as disclosed in writing to SBSO by United prior to the date of this Agreement. Neither United nor any United Subsidiary is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer, except as disclosed in writing to SBSO by United prior to the date of this Agreement.

                  4.21. Disclosures. There are no material facts concerning the business, operations, assets or financial condition of United which would have a material adverse effect on the business, operations or financial condition of United which have not been disclosed to SBSO directly or indirectly by access to any filing by United under the 1934 Act. No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                                    ARTICLE V

                            COVENANTS OF THE PARTIES

                  5.1. Conduct of the Business of SBSO. During the period from the date of this Agreement to the Effective Time, SBSO shall conduct its business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice, except with the prior written consent of United, which consent will not be unreasonably withheld. SBSO also shall use all reasonable efforts to (i) preserve its business organization intact, (ii) keep available to itself the present services of its employees and
(iii) preserve for itself and United the goodwill of its customers and others with whom business relationships exist, in each case provided that SBSO shall not be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement.

                  5.2. Negative Covenants and Dividend Covenants. SBSO agrees that from the date hereof to the Effective Time, except as otherwise approved by United in writing, or as permitted or required by this Agreement or as contained in the SBSO Disclosure Schedule, it will not:

                  (a) change any provision of its Certificate of Incorporation or Bylaws or any similar governing documents;

                  (b) change the number of shares of its authorized capital stock or issue any shares of SBSO Common Stock (other than under the United Stock Option) or other capital stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of SBSO or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

                  (c) grant any severance or termination pay (other than pursuant to policies of SBSO in effect on the date hereof and disclosed to United in the SBSO Disclosure Schedule or as agreed to by United in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to its directors, officers or employees except with respect to salary increases and bonuses for employees in the ordinary course of business and consistent with past practices and policies;

                  (d) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;

                  (e) make any capital expenditures outside of the ordinary course of business other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (f) file any applications or make any contract with respect to branching or site location or relocation;

                  (g) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

                  (h) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles; or

                  (i) agree to do any of the foregoing.

                  5.3. No Solicitation. SBSO shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than United) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving SBSO (an "Acquisition Transaction"). Notwithstanding the foregoing, SBSO may (i) enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of SBSO, after consulting with counsel, determines that such discussions or negotiations should be commenced in the exercise of its fiduciary responsibilities or such information should be furnished in the exercise of its fiduciary responsibilities; and (ii) respond to inquiries from its shareholders in the ordinary course of business. SBSO will immediately communicate to United the terms of any proposal, whether written or oral, which is communicated directly or indirectly to any member of the Board of Directors or any executive officer of SBSO in respect of any Acquisition Transaction, and the fact that it is having discussions or negotiations with, or supplying information to, a third party in connection with a possible Acquisition Transaction.

                  5.4. Current Information. During the period from the date of this Agreement to the Effective Time, SBSO will, at the request of United, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of United regarding SBSO's business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, promptly after granting any new loan or extension of credit, or any renewal of an existing loan or extension of credit, in excess of $50,000, SBSO will send to United a description thereof, and thereafter SBSO will promptly send to United copies of such documents relating thereto as United shall reasonably request. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, SBSO will deliver to United SBSO's Call Reports filed with the FDIC and United will deliver to SBSO United's quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, SBSO will deliver to United and United will deliver to SBSO their respective year end financial statements and related reports to shareholders and regulatory agencies.

                  5.5.  Access to Properties and Records; Confidentiality.

                  (a) SBSO shall permit United and its agents and representatives, including, without limitation, officers, directors, employees, attorneys, accountants and financial advisors (collectively, "Representatives"), and United and UNB shall permit SBSO and its Representatives, reasonable access to their respective properties, and shall disclose and make available to United and its Representatives or SBSO and its Representatives, as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which United and its representatives or SBSO and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment or, in the case of a document which is subject to an attorney-client privilege, would compromise the right of the disclosing party to claim that privilege. The parties will use all reasonable efforts to obtain waivers of any such restriction (other than the attorney client privilege) and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. SBSO acknowledges that United may be involved in discussions concerning other potential acquisitions and United shall not be obligated to disclose such information to SBSO except as such information is publicly disclosed by United.

                  (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby, shall be kept confidential and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's Representatives shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or commercial purposes or any other purpose not expressing permitted hereby. Each party hereto shall inform its Representatives of the terms of this
Section 5.5. Any breach of this Section 5.5 by a Representative of a party hereto shall conclusively be deemed to be a breach thereof by such party. In the event that the Merger contemplated hereby does not occur or this Agreement is terminated, all documents, notes and other writings prepared by a party hereto or its Representatives based on information furnished by the other party, and all other documents and records obtained from another party hereto in connection herewith, shall be promptly destroyed. The obligation to keep such information confidential shall continue for 30 months from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public other than as a result of a disclosure by any party hereto or its Representative; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal, regulatory or examination requirement or in accordance with an order of a court of competent jurisdiction, provided that in the event of any disclosure required by this clause (ii), the disclosing party will give reasonable prior written notice of such disclosure to the other parties and shall not disclose any such information without an opinion of counsel supporting its position that such information must be disclosed.

                  (c) In addition to all other remedies that may be available to any party hereto in connection with a breach by any other party hereto of its or its Representative's obligations under this Section 5.5, each party hereto shall be entitled to specific performance and injunctive and other equitable relief with respect to this Section 5.5. Each party hereto waives, and agrees to use all reasonable efforts to cause its Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

                  5.6.  Regulatory Matters.

                  (a)  For  the   purposes   of  holding  the  meeting  of  SBSO
stockholders and registering or otherwise qualifying under applicable federal and state securities laws United Common Stock to be issued to Record Holders in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by (i) United of a registration statement with the SEC which shall include an appropriate proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act and applicable state securities laws and the rules and regulations thereunder and (ii) SBSO of a proxy statement with the FDIC satisfying all applicable requirements of applicable state and federal laws, including the 1934 Act. (Such combined proxy statement and prospectus in the form mailed by SBSO to the SBSO shareholders, together with any and all amendments and supplements thereto, is herein referred to as the "Proxy Statement/Prospectus" and the various documents to be filed by United under the 1933 Act with the SEC to register for sale the United Common Stock to be issued to Record Holders, including the Proxy Statement/Prospectus, and the Proxy Statement for United stockholders, if necessary, together with any and all amendments and supplements thereto, are referred to herein as the "Registration Statement"). The Registration Statement shall not be filed by United with the SEC without the approval of SBSO, acting through its attorneys, which approval shall not be unreasonably withheld.

                  (b) United shall furnish information concerning United and the Merger as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to United and the Merger, to comply with Section 5.6(a) hereof. United agrees to advise SBSO promptly if at any time prior to the SBSO shareholder meeting referred to in Section 5.7 hereof, any information provided by United in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide SBSO with the information needed to correct such inaccuracy or omission. United shall not knowingly and intentionally take any action which would cause the Proxy Statement/Prospectus to become incorrect or incomplete in any material respect. United shall furnish SBSO with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to United and the Merger, to comply with Section 5.6(a) after the mailing thereof to SBSO shareholders.

                  (c) SBSO shall furnish United with such information concerning SBSO as is necessary in order to cause the Proxy Statement/Prospectus and Registration Statement, insofar as it relates to SBSO, to comply with Section 5.6(a) hereof. SBSO agrees promptly to advise United if, at any time prior to the SBSO shareholder's meeting referred to in Section 5.7 hereof, information provided by SBSO in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide United with the information needed to correct such inaccuracy or omission. SBSO shall not knowingly and intentionally take any action which would cause the Proxy Statement/Prospectus to become incorrect or incomplete in any material respect. SBSO shall furnish United with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus and Registration Statement, insofar as it relates to SBSO, to comply with Section 5.6(a) after the mailing thereof to SBSO shareholders.

                  (d) United shall promptly make such filings as are necessary in connection with the offering of the United Common Stock pursuant to the Merger with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of the United Common Stock under applicable state securities laws at the earliest practicable date. SBSO shall promptly furnish United with such information regarding the SBSO shareholders as United requires to enable it to determine what filings are required hereunder. SBSO authorizes United to utilize in such filings the information concerning SBSO provided to United in connection with, or contained in, the Proxy Statement/ Prospectus. United shall furnish SBSO with drafts of all such filings, shall provide SBSO the opportunity to comment thereon, and shall keep SBSO advised of the status thereof. United shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, and SBSO shall as promptly as practicable file the Proxy Statement/Prospectus with the FDIC, and each of United and SBSO shall promptly notify the other of all communications, oral or written, with the SEC and FDIC concerning the Registration Statement and the Proxy Statement/Prospectus.

                  (e) United shall cause the United Common Stock to be issued in connection with the Merger to be listed on the NASDAQ/NMS.

                  (f) The parties hereto will cooperate with each other and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the OCC and the State of New Jersey. The parties shall each have the right to review in advance and comment on all information relating to the other, as the case may be, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. United and UNB shall cause their application to the OCC to be filed
(i) within 45 days of the date hereof, so long as SBSO provides all information necessary to complete the application within 30 days of the date hereof, or (ii) within 15 days after all such information is provided, if SBSO does not provide all such information within such 30 day period. United shall provide to SBSO drafts of all filings and applications referred to in this Section 5.6(f) and shall give SBSO the opportunity to comment thereon prior to their filing.

                  (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

                  (h) SBSO acknowledges that United is in or may be in the process of acquiring other banks and financial institutions and that in connection with such acquisitions, information concerning SBSO may be required to be included in the registration statements, if any, for the sale of securities of United or in SEC reports in connection with such acquisitions. SBSO agrees to provide United with any information, certificates, documents or other materials about SBSO as are reasonably necessary to be included in such other SEC reports or registration statements, including registration statements which may be filed by United prior to the Effective Time. SBSO shall use its reasonable efforts to cause its attorneys and accountants to provide United and any underwriters for United with any consents, comfort letters, opinion letters, reports or information which are necessary to complete the registration statements and applications for any such acquisition or issuance of securities. United shall promptly reimburse SBSO for reasonable expenses thus incurred by SBSO should this Agreement be terminated for any reason. United shall not file with the SEC any registration statement or amendment thereto or supplement thereof containing information regarding SBSO unless SBSO shall have consented in writing to such filing, which consent shall not be unreasonably delayed or withheld.

                  (i) Between the date of this Agreement and the Effective Time, SBSO shall cooperate with United to reasonably conform (as of the Effective
Time) SBSO's policies and procedures regarding applicable regulatory matters, to those of United as United may reasonably identify to SBSO from time to time.

                  5.7. Approval of Stockholders. SBSO will (a) take all steps reasonably necessary duly to call, give notice of, convene and hold a meeting of the stockholders of SBSO as soon as reasonably practicable for the purpose of securing the approval by such stockholders of this Agreement, (b) subject to the fiduciary responsibilities of the Board of Directors of SBSO to the stockholders of SBSO, recommend to the stockholders of SBSO the approval of this Agreement and the transactions contemplated hereby and use all reasonable efforts to obtain, as promptly as practicable, such approval, and (c) cooperate and consult with United with respect to each of the foregoing matters. Except as set forth in the SBSO Disclosure Schedule, in connection therewith, it is anticipated that each director of SBSO shall vote his or her shares of SBSO in favor of the Merger.

                  5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using all reasonable efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this section shall be construed to require any party to participate in any threatened or actual Legal Proceedings (other than Legal Proceedings to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

                  5.9. Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used all reasonable efforts to discuss with the other party in advance.

                  5.10. Failure to Fulfill Conditions. In the event that United or SBSO reasonably determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to February 28, 1999 (the "Cutoff Date"), and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions United may enter into with other parties, SBSO and United will promptly inform the other of any facts applicable to SBSO or United, respectively, or their respective directors, officers or Subsidiaries, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.

                  5.11. Disclosure Supplements. Each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any warranty.

                  5.12.  Indemnification.

                  (a) For a period of six years after the Effective Time, United shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director or officer of SBSO (collectively, the "Indemnitees") against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon any Indemnitee by reason of the fact that he or she is or was a director or officer of SBSO or acted as a director or officer of a third party at the request of SBSO, in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding (whether civil, criminal, administrative or investigative), including, without limitation, any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against SBSO or any of its affiliates, or by any former or present shareholder of SBSO (each a "Claim" and collectively, "Claims"), including, without limitation, any Claim which is based upon, arises out of or in any way relates to the Merger, the Proxy Statement-Prospectus, this Agreement, any of the transactions contemplated by this Agreement, the Indemnitee's service as a member of the Board of Directors of SBSO or any committee thereof, the events leading up to the execution of this Agreement, any statement, announcement, recommendation or solicitation made in connection therewith or related thereto (or the absence of any of the foregoing) and any breach of any duty in connection with any of the foregoing, in each case to the fullest extent which SBSO would have been permitted under any applicable law and its Certificate of Incorporation and By-Laws had the Merger not occurred (and United shall also advance expenses as incurred to the fullest extent so permitted).

                  (b) From and after the Effective Time, United shall assume and honor any obligation of SBSO immediately prior to the Effective Time with respect to the indemnification of the Indemnitees arising out of the Certificate of Incorporation or By-Laws of SBSO or arising out of any written indemnification agreements between SBSO and such persons disclosed in the SBSO Disclosure Schedule, as if such obligations were pursuant to a contract or arrangement between United and such Indemnitees.

                  (c) In the event  United or any of its  successors  or assigns
(i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such consolidation, merger or transaction, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of United assume the obligations set forth in this Section 5.12.

                  (d) United shall cause SBSO's officers and directors to be covered, for a period of six years after the Effective Time, under (i) United's then current officers' and directors' liability insurance policy or (ii) an extension of SBSO's existing officers' and directors' liability insurance policy. However, United shall only be required to insure such persons upon terms and for coverages substantially similar to SBSO's existing officers' and directors' liability insurance.

                  (e) Any Indemnitee wishing to claim indemnification under this
Section 5.12 shall promptly notify United upon learning of any Claim, but the failure to so notify shall not relieve United of any liability it may have to such Indemnitee if such failure does not materially prejudice United. In the event of any Claim (whether arising before or after the Effective Time) as to which indemnification under this Section 5.12 is applicable, (x) United shall have the right to assume the defense thereof and United shall not be liable to such Indemnitees for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnitee in connection with the defense thereof, except that if United elects not to assume such defense, or counsel for the Indemnitees advises that there are issues which raise conflicts of interest between United and the Indemnitees, the Indemnitees may retain counsel satisfactory to them, and United shall pay the reasonable fees and expenses of such counsel for the Indemnitees as statements therefor are received; provided, however, that United shall be obligated pursuant to this Section 5.12(e) to pay for only one firm of counsel for all Indemnitees in any jurisdiction with respect to a matter unless the use of one counsel for multiple Indemnitees would present such counsel with a conflict of interest that is not waivable by the Indemnitees, and (y) the Indemnitees will cooperate in the defense of any such matter. United shall not be liable for settlement of any claim, action or proceeding hereunder unless such settlement is effected with its prior written consent. Notwithstanding anything to the contrary in this Section 5.12, United shall not have any obligation hereunder to any Indemnitee when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that the indemnification of such Indemnitee in the manner contemplated hereby is prohibited by applicable law or public policy.

                  5.13. Pooling and Tax-Free Reorganization Treatment. Neither United nor SBSO shall intentionally take, fail to take or cause to be taken or not be taken, any action within its control, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code. United and SBSO acknowledge that United expects the transaction to be accounted for as a "pooling" transaction.

                  5.14.  Affiliates.

                  (a) Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, (i) SBSO shall deliver to United (x) a letter identifying all persons who, to the knowledge of SBSO, may be deemed to be "affiliates" of SBSO under Rule 145 of the 1933 Act, including without limitation all directors and executive officers of SBSO and (y) a letter identifying all persons who, to the knowledge of SBSO, may be deemed to be "affiliates" of SBSO as that term is used for purposes of qualifying for "pooling of interests" accounting treatment; and (ii) United shall identify to SBSO all persons who, to the knowledge of United, may be deemed "affiliates" of United as that term is used for purposes of qualifying for "pooling of interests" accounting treatment.

                  (b) Each person who may be deemed an affiliate of SBSO (under either Rule 145 of the 1933 Act or the applicable accounting treatment rules) shall execute a letter substantially in the form of Schedule 5.14 annexed hereto agreeing to be bound by the restrictions of Rule 145, as set forth in Schedule
5.14 and agreeing to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting purposes. In addition, United shall cause its affiliates (as that term is used for purposes of qualifying for pooling of interests) to execute a letter substantially in the form of Schedule 5.14-1 annexed hereto within two weeks of the date hereof, in which such persons agree to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting treatment. United agrees to publish, or file a Form 8-K, Form 10-K or Form 10-Q containing financial results covering at least 30 days of post-Merger combined operations of United and SBSO as soon as practicable (but in no event later than 30 days) following the close of the first calendar month ending 30 days after the Effective Time, in form and substance sufficient to remove the restrictions set forth in paragraph "B" of
Schedule 5.14.

                  (c) With a view to making available to affiliates of SBSO who receive shares of United Common Stock in the Merger the benefits of Rule 144 promulgated under the 1934 Act and any other rule or regulation of the SEC that may at any time permit a holder of shares of United Common Stock to sell such shares to the public without registration, United agrees, for a period of three years following the Effective Time, to file with the SEC in a timely manner all reports and other documents required of United under the 1933 Act and the 1934 Act and the rules and regulations thereunder.

                  5.15. Compliance with the Industrial Site Recovery Act. SBSO, at its sole cost and expense, shall obtain prior to the Effective Time, either:
(a) a Letter of Non-Applicability from the New Jersey Department of Environmental Protection ("NJDEP") stating that none of the facilities located in New Jersey owned or operated by SBSO (each, a "Facility") is an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA"); (b) a Remediation Agreement issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; or (c) a Negative Declaration approval, Remedial Action Workplan approval, No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to each Facility subject to ISRA. In the event SBSO obtains a Remediation Agreement, SBSO will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.

                  5.16.  Transaction Expenses of SBSO.

                  (a) For planning purposes, SBSO shall, within 30 days from the date hereof, provide United with its estimated budget of transaction-related expenses reasonably anticipated to be payable by SBSO in connection with this transaction based on facts and circumstances currently known, including the fees and expenses of counsel, accountants, investment bankers and other professionals. SBSO shall promptly notify United if or when it determines that it will expect to exceed its budget; provided, however, that it is understood that SBSO' exceeding such budget, in and of itself, shall not constitute a breach of this Agreement. SBSO has previously disclosed to United the method by which the fees of its investment bankers and counsel in connection with this transaction are to be determined.

                  (b) Promptly, but in any event within 30 days, after the execution of this Agreement, SBSO shall ask all of its attorneys and other professionals to render current and correct invoices for all unbilled time and disbursements. SBSO shall accrue and/or pay all of such amounts as soon as possible.

                  (c) SBSO shall request that its professionals render monthly invoices within 30 days after the end of each month. SBSO shall notify United monthly of all out-of-pocket expenses which SBSO has incurred in connection with this transaction.

                  (d) United, in reasonable consultation with SBSO, shall make all arrangements with respect to the printing and mailing of the Proxy Statement/Prospectus.

                  Section 5.17. Employees Following consummation of the Merger, United shall make available to all employees and officers of SBSO who become employed by UNB coverage under the benefit plans generally available to UNB's employees and officers (including pension and health and hospitalization) on the terms and conditions available to UNB's employees and officers. SBSO employees will be given credit under United's or UNB's medical, life, vacation, sick leave, disability and other welfare plans for prior service with SBSO, and SBSO's employees will be granted credit for prior service with SBSO, for purposes of eligibility and vesting under United's or UNB's pension and 401(k) plans; provided, that SBSO employees will not be given credit under United's or UNB's severance policy for prior service with SBSO.

                  Section 5.18. Change in Control Contracts. At the Closing United and UNB will assume and, following the Closing, United and UNB will honor the three existing written change in control contracts with officers of SBSO that are included in the SBSO Disclosure Schedule.

                                   ARTICLE VI

                               CLOSING CONDITIONS

                  6.1. Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:

                  (a) Approval of Stockholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of SBSO and, if necessary, United. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order; the Proxy Statement-Prospectus shall have been approved for use in connection with the Merger by the FDIC; and the issuance of the United Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws. The United Common Stock to be issued in connection with the Merger shall have been approved for listing on the NASDAQ/NMS.

                  (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the Commissioner, the FDIC or the OCC) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of SBSO to United. All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.

                  (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no Legal Proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger and no Legal Proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which United or SBSO determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such Legal Proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger.

                  (d) Tax Free Exchange. United and SBSO shall have received an opinion, satisfactory to United and SBSO, of Pitney, Hardin, Kipp & Szuch, counsel for United, issued in reliance on tax representation letters from United and SBSO that are customary and reasonable under the circumstances, to the effect that the transactions contemplated hereby will result in a reorganization (as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to United, SBSO or UNB or to the shareholders of SBSO who exchange their shares of SBSO for United Common Stock (except to the extent that cash is received in lieu of fractional shares of United Common Stock).

                  (e) Pooling of Interests. The Merger shall be qualified to be treated by United as a pooling-of-interests for accounting purposes and United shall have received a letter from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment if closed and consummated in accordance with this Agreement.

                  6.2. Conditions to the Obligations of United Under this Agreement. The obligations of United under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of SBSO. The representations and warranties of SBSO contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. SBSO shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the SBSO Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the SBSO Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                  (b) Consents. United shall have received the written consents of any person whose consent to the transactions contemplated hereby is required under the applicable instrument.

                  (c) Certificates. SBSO shall have furnished United with such certificates of its officers or others (without personal liability) and such other documents to evidence fulfillment of the conditions set forth in this
Section 6.2 as United may reasonably request.

                  6.3. Conditions to the Obligations of SBSO Under this Agreement. The obligations of SBSO under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

                  (a) Representations and Warranties; Performance of Obligations of United. The representations and warranties of United and UNB contained in this Agreement, other than representations and warranties which are expressly stated to be made as of the date hereof or as of any other particular date, shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. United and UNB shall have performed in all material respects, the agreements, covenants and obligations to be performed by them prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the United Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the United Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.

                  (b) Fairness Opinion. SBSO shall have received an updated opinion from Ryan Beck as of the date the Proxy Statement/Prospectus is mailed to SBSO's stockholders, to the effect that, in its opinion, the Exchange Ratio is fair to the stockholders of SBSO.

                  (c) Certificates. United shall have furnished SBSO with such certificates of its officers or others (without personal liability) and such other documents to evidence fulfillment of the conditions set forth in this
Section 6.3 as SBSO may reasonably request.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of SBSO:

                  (a)  By mutual written consent of the parties hereto;

                  (b) By United or SBSO (i) if the Effective Time shall not have occurred on or prior to the Cutoff Date unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time, or (ii) if a vote of the stockholders of SBSO or, if necessary, of United, is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof) held for such purpose;

                  (c) By United or SBSO upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by United upon written notice to SBSO if any such application is approved with conditions which materially impair the value of SBSO, taken as a whole, to United;

                  (d) By United if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of SBSO from that disclosed by SBSO on the date of this Agreement, or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of SBSO hereunder and such breach shall not have been remedied within 30 days after receipt by SBSO of notice in writing from United to SBSO specifying the nature of such breach and requesting that it be remedied;

                  (e) By SBSO if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of United, UNB or United and its Subsidiaries on a consolidated basis from that disclosed by United on the date of this Agreement (which material adverse change may result from, among other things, an acquisition or proposed acquisition of another entity by United or UNB, or a change in the business, operations, assets or financial condition of any such entity; provided, however, that in either such case materiality is to be measured by the effect upon United and SBSO on a combined basis); or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of United or UNB hereunder and such breach shall not have been remedied within 30 days after receipt by United of notice in writing from SBSO to United specifying the nature of such breach and requesting that it be remedied;

                  (f) By United if any condition to Closing specified in Section
6.1 or Section 6.2 is not satisfied and is not capable of being satisfied by the Cutoff Date; or

                  (g) By SBSO if any  condition to Closing  specified in Section
6.1 or Section 6.3 is not satisfied and is not capable of being satisfied by the Cutoff Date; or

                  (h) By SBSO, if the Average Closing Price of United Common Stock, calculated as though the Closing Date were to be the fifth business day following the Determination Date (the "Determination Price"), is less than $25.00 per share (as adjusted, in the manner provided in Section 2.1(c), for any capital change after the date hereof). Notwithstanding the foregoing, SBSO must give written notice to United of SBSO's election to exercise its termination right pursuant to this subsection (h), if at all, on or before the close of business on the fifth business day following the Determination Date. Notwithstanding the foregoing, United may, at its option, eliminate SBSO's right to terminate pursuant to this subsection (h), and nullify any then outstanding termination notice which may have been given by SBSO pursuant to this subsection
(h), by United's giving irrevocable written notice to SBSO, on or before the close of business on the third business day following the Determination Date, that United is increasing the consideration to be received by the holders of SBSO Common Stock hereunder by increasing the Exchange Ratio to a number (rounded to three decimal places) such that each share of SBSO Common Stock is exchanged in the Merger for shares of United Common Stock having a value, based upon the Determination Price, equal to the value that would have been received if the Determination Price had been $25.00. In order to calculate such increase in the Exchange Ratio, the Exchange Ratio shall be multiplied by a fraction, the numerator of which is $25.00 and the denominator of which is the Determination Price. If United gives notice of an increased Exchange Ratio in accordance with this subsection (h), then no termination or purported termination by SBSO pursuant to this subsection (h) shall be effective, and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this subsection (h); or

                  (i) By SBSO, if SBSO's Board of Directors shall have approved an Acquisition Transaction after determining, upon advice of counsel, that such approval was necessary in the exercise of its fiduciary duties.

                  7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either United or SBSO pursuant to Section
7.1 hereof, this Agreement (except the provisions of Sections 5.5(b) and 8.1 hereof) shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any material breach of this Agreement.

                  7.3. Amendment. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of SBSO and, if required, the adoption of this Agreement by the stockholders of United, but, after any such adoption, no amendment shall be made which, under applicable New Jersey law, cannot be made without the approval of the stockholders of SBSO or United, as the case may be. This Agreement may not be amended except by an instrument in writing signed on behalf of United, UNB and SBSO.

                  7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  8.1. Expenses. Subject to the provisions of Section 5.6(h) hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses; provided, however, that United and SBSO shall share equally the filing fee in connection with the expenses relating to printing and mailing the Proxy Statement-Prospectus.

                  8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent promptly thereafter by overnight courier, messenger or by registered or certified mail, postage prepaid, as follows:

                  If to United or UNB:
                           United National Bancorp
                           1130 Route 22 East, P.O. Box 6000
                           Bridgewater, New Jersey 08807-0010
                           Attn.:  Thomas C. Gregor, Chairman,
                                    President and Chief Executive Officer

                  With a copy to:

                           Pitney, Hardin, Kipp & Szuch
                           200 Campus Drive
                           Florham Park, New Jersey 07932-0950
                           P.O. Box 1945
                           Morristown, New Jersey 07962-1945
                           Attn.:  Ronald H. Janis, Esq.

                  If to SBSO:

                           State Bank of South Orange
                           Valley and Third Streets, P.O. Box 384
                           South Orange, New Jersey 07049
                           Attn.:  James J. Young, President and
                                    Chief Executive Officer

                  With a copy to:

                           Lowenstein Sandler PC
                           65 Livingston Avenue
                           Roseland, New Jersey  07068
                           Attn.:  Peter Ehrenberg, Esq.

or such other addresses as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so delivered or telecopied and mailed or otherwise transmitted.

                  8.3. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement may be made except upon the written consent of the other parties hereto. No person or entity shall be deemed a third-party beneficiary under this Agreement, other than current and former directors and officers of SBSO with respect to Section 5.12 hereof and other than the three officers with change in control contracts covered by Section 5.18.

                  8.4. Entire Agreement. This Agreement, which includes the Disclosure Schedules and other Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

                  8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

                  8.6. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

                  8.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

                  8.8. No Survival. The representations and warranties set forth in Articles III and IV hereof shall not survive the consummation of the Closing, but shall expire as of the Effective Time.

                  8.9. Knowledge. For purposes of this Agreement, information shall be deemed known to a party hereto if it is actually know by one or more of such party's executive officers.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, United, UNB and SBSO have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


ATTEST:                                            UNITED NATIONAL BANCORP


    RALPH L. STRAW, JR.                             THOMAS C. GREGOR
By: _______________________________            By: _____________________________
    Ralph L. Straw, Jr., Secretary                    Thomas C. Gregor
                                                    Chairman, President and CEO

ATTEST:                                             STATE BANK OF SOUTH ORANGE

    ROBERT WIGDER                                   JAMES J. YOUNG
By: ____________________________                By: ____________________________
    Robert Wigder, Assistant Secretary              James J. Young
                                                    President and CEO

ATTEST:                                             UNITED NATIONAL BANK

     RALPH L. STRAW, JR.                            THOMAS C. GREGOR
By: ____________________________                By: ____________________________
    Ralph L. Straw, Jr., Cashier                    Thomas C. Gregor
                                                    Chairman, President and CEO

          CERTIFICATE OF STATE BANK OF SOUTH ORANGE ("SBSO") DIRECTORS

                  Reference is made to the Agreement and Plan of Merger, dated June 25, 1998 (the "Agreement"), among United National Bancorp, United National Bank and SBSO. Capitalized terms used herein have the meanings given to them in the Agreement.

                  Each of the following persons, being all of the directors of SBSO, agrees to vote or cause to be voted all shares of SBSO Common Stock which are held by such person, or over which such person exercises full voting control, in favor of the Merger.


MILTON WIGDER
--------------------------
Milton Wigder

STEWART GLADSTONE
--------------------------
Stewart Gladstone

ANTHONY BARTOLOTTA
--------------------------
Anthony Bartolotta


ROBERT P. WIGDER
--------------------------
Robert Wigder


SALVATORE C. NATOLI
--------------------------
Salvatore C. Natoli


GEORGE MANNY
--------------------------
George Manny


JAMES J. YOUNG
--------------------------
James J. Young

                                  SCHEDULE 5.14

               FORM OF STATE BANK OF SOUTH ORANGE AFFILIATE LETTER


                                                              June __, 1998


United National Bancorp
1130 Route 22 East, P.O. Box 6000
Bridgewater, New Jersey 08807-0010
Attn.:  Thomas C. Gregor, Chairman,
         President and Chief Executive Officer

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of State Bank of South Orange, a New Jersey chartered commercial banking corporation (the "Company"), with and into United National Bank, a national banking association, pursuant to the Agreement and Plan of Merger dated June 25, 1998 (the "Agreement") among the Company, United National Bancorp ("United"), and United National Bank. I currently own shares of the Company's common stock, par value $5.00 per share ("SBSO Common Stock"). As a result of the Merger, I will receive shares of United's common stock, $1.25 par value ("United Common Stock"), in exchange for my SBSO Common Stock.

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of the Company, as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations promulgated under the Securities Act of 1933, as amended (the "1933 Act"), by the Securities and Exchange Commission ("SEC") and as the term "affiliate" is used for purposes of the SEC's rules and regulations applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the SEC's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent to and agree with United that:

                  A. Transfer Review Restrictions. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any SBSO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any SBSO Common Stock owned by such person or entity, without notifying United in advance of the proposed transfer and giving United a reasonable opportunity to review the transfer before it is consummated. United, if advised to do so by its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Transfer Restrictions During Merger Consummation Period. Other than with United's prior written consent, I shall not transfer any SBSO Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any SBSO Common Stock owned by such person or entity during the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by means of the filing of a Form 10-Q, Form 10-K or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly or year-end earnings report, or any other public issuance which satisfies the requirements of ASR 135. For purposes of this paragraph only, "SBSO Common Stock" includes United Common Stock into which my SBSO Common Stock is converted.

                  C. Compliance with Rule 145. I have been advised that the issuance of United Common Stock to me pursuant to the Merger will be registered with the SEC under the 1933 Act on a Registration Statement on Form S-4. However, I have also been advised that, since I may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the Company's stockholders, any transfer by me of United Common Stock is restricted under Rule 145 promulgated by the SEC under the 1933 Act. I may not transfer United Common Stock unless (i) such transfer is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the 1933 Act, to the extent that such limitations are applicable to me, (ii) in the opinion of United's counsel or counsel reasonably acceptable to United, such transfer is otherwise exempt from registration under the 1933 Act or (iii) such transfer is registered under the 1933 Act.

                  D. Stop Transfer Instructions; Legend on Certificates. I also understand that stop transfer instructions will be given to United's transfer agents with respect to the United Common Stock and that there will be placed on the certificates of the United Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED JUNE 25, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND UNITED NATIONAL BANCORP, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF UNITED NATIONAL BANCORP."

                  E. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer United Common Stock to the extent I felt necessary with my counsel or counsel for the Company.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of the Company as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                        Very truly yours,



                                        -----------------------------
                                        Name:

Accepted this _____ day of
June, 1998 by

UNITED NATIONAL BANCORP



By: _________________________

                                 SCHEDULE 5.14-1

                FORM OF UNITED NATIONAL BANCORP AFFILIATE LETTER


United National Bancorp
1130 Route 22 East, P.O. Box 6000
Bridgewater, New Jersey 08807-0010
Attn.:  Thomas C. Gregor, Chairman,
         President and Chief Executive Officer

Gentlemen:

                  I am delivering this letter to you in connection with the proposed merger (the "Merger") of State Bank of South Orange, a commercial bank chartered under the laws of the State of New Jersey ("SBSO"), with and into United National Bank, a national banking association ("UNB"), pursuant to the Agreement and Plan of Merger dated as of June 25, 1998 (the "Agreement") among United National Bancorp, a corporation chartered under the laws of the State of New Jersey ("United"), UNB and SBSO. I currently own shares of United's common stock, $1.25 par value per share ("United Common Stock").

                  I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of United, as the term "affiliate" is used for purposes of the rules and regulations of the Securities and Exchange Commission (the "Commission") applicable to the determination of whether a merger can be accounted for as a "pooling of interests" as specified in the Commission's Accounting Series Release 135, as amended by Staff Accounting Bulletins Nos. 65 and 76 ("ASR 135").

                  I represent and covenant with United and SBSO that:

                  A. Transfer Restrictions Prior to Merger Consummation. During the period beginning on the date hereof and ending 30 days prior to the consummation of the Merger, I shall not sell, transfer or otherwise dispose of ("transfer") any United Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, from transferring any United Common Stock owned by such person or entity, without notifying United in advance of the proposed transfer and giving United a reasonable opportunity to object to the transfer before it is consummated. United, upon advice of its independent public accountants, may instruct me not to make or permit the transfer because it may interfere with the "pooling of interests" treatment of the Merger. I shall abide by any such instructions.

                  B. Transfer Restrictions During Merger Consummation Period. Other than with United's prior written consent, I shall not transfer any United Common Stock owned by me, and I shall not permit any relative who shares my home, or any person or entity who or which I control, to transfer any United Common Stock owned by such person or entity during the period beginning 30 days prior to the consummation of the Merger and ending immediately after financial results covering at least 30 days of post-Merger combined operations have been published by means of the filing of a Form 10-Q, Form 10-K or Form 8-K under the Securities Exchange Act of 1934, as amended, the issuance of a quarterly or year-end earnings report, or any other public issuance which satisfies the requirements of ASR 135.

                  C. Consultation with Counsel. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to transfer United Common Stock to the extent I felt necessary with my counsel or counsel for United.

                  Execution of this letter is not an admission on my part that I am an "affiliate" of United as described in the second paragraph of this letter, or a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter. This letter shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                        Very truly yours,


                                       -----------------------------
                                       Name:

Accepted this ___ day of
____________, 1998 by

UNITED NATIONAL BANCORP

By: ___________________________
   Name:
   Title:

                                  SCHEDULE 1.3

                             ARTICLES OF ASSOCIATION
                                       OF
                              UNITED NATIONAL BANK1


                                      NAME

                  FIRST. The title of the Association shall be "United National Bank".

                                   MAIN OFFICE

                  SECOND. The main office of the Association shall be at ______________, _________________, __________ County, New Jersey. The general business of the Association shall be conducted at its legally established branches.

                                    DIRECTORS

                  THIRD. The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders. At any meeting of the shareholders held for the purpose of electing Directors, or changing the number thereof, the number of Directors may be determined by a majority of the votes cast by the shareholders in person or by proxy. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business at any Directors' meeting.

                  The Board of Directors of the Association may be increased by two between annual meetings of shareholders and vacancies on the Board may be filled between annual meetings of the shareholders by a majority vote of the full Board, but in no event shall the number of Directors exceed the total number of twenty-five or such greater amount as may from time to time be permitted by the laws of the United States. Any Director so elected by the Board must comply with the provisions of law with respect to the ownership of shares of the Association.

                           ANNUAL MEETING OF DIRECTORS

                  FOURTH. The regular annual meeting of the shareholders of this Association shall be held at its main office or other convenient place duly authorized by the Board of Directors on such day of the year as is specified therefor in the By-Laws.

                                     CAPITAL

                  FIFTH. The amount of authorized capital stock of this Association shall be $20,000,000.00 divided into 8,000,000 shares of common stock of the par value per share of $2.50 but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

                  If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

                  If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportionate amount of such increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

                                    OFFICERS

                  SIXTH. The Board of Directors shall appoint one of its members President of this Association, who shall be Chairman of the Board, unless the Board appoints another director to be Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents, at least one of whom shall be authorized, in the absence of the President, to perform all acts and duties pertaining to the office of the President; to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association; to fix the salaries to be paid to such officers or employees and appoint others to take their place.

                  The Board of Directors shall have the power to define the duties of the officers and employees of this Association and to require adequate bonds from them for the faithful performance of their duties; to make all By-laws that may be lawful for the general regulation of the business of this Association and the management of its affairs, and generally to do and perform all acts that may be lawful for a Board of Directors to do and perform.

                         CHANGE OF MAIN OFFICE; BRANCHES

                  SEVENTH. The Board of Directors shall have the power to change the location of the main office of this Association to any other place within the limits of the State of New Jersey, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency; and shall have the power to change the location of any branch or branches of this Association to any other location, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency.

                                    EXISTENCE

                  EIGHTH. The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

              SPECIAL MEETINGS OF SHAREHOLDERS; NOTICE OF MEETINGS

                  NINTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than 10 per centum (10%) of the stock of this Association, may call a special meeting of the shareholders at any time.

                  Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every regular annual, and every special meeting of the shareholders shall be given by first class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association.

                                 INDEMNIFICATION

                  TENTH. Indemnification or reimbursement may be given to an officer or director, as authorized by the Board of Directors, for expenses incurred in any legal action where the officer or director is not adjudged to be guilty of gross negligence, willful misconduct or criminal acts in the performance of his duties to the Association.

                                    AMENDMENT

                  ELEVENTH. Subject to the provisions of the laws of the United States, these Articles of Association may be amended at any meeting of the shareholders for which adequate notice has been given, by the affirmative vote of the owners of a majority of the stock of this Association, voting in person or by proxy.




    1 Articles of Association of Harley National Bank as they will exist on the Effective Date. The Articles may be amended prior to the Effective Date.